Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-102220) on Form S-8 of our report dated June 27, 2019, appearing in this Annual Report on Form 11-K of the National Fuel Gas Company Tax-Deferred Savings Plan for the year ended December 31, 2018.

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
June 27, 2019
Amherst, New York